UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

Motient Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23044	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Knightsbridge Pkwy. Lincolnshire, IL	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

847-478-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.” These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ended September 30, 2006. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 1.01. Entry into a Material Definitive Agreement

Purchase Agreement

On February 8, 2007, TerreStar Networks Inc. (“TerreStar”), a majority-owned subsidiary of Motient Corporation (“Motient”) entered into a purchase agreement (the “Purchase Agreement”), dated February 8, 2007, by and among TerreStar and JPMorgan Securities Inc., Lehman Brothers Inc. and UBS Securities LLC, as Representatives of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”) for the issuance and sale of $500.0 million in aggregate principal amount of TerreStar’s Senior Secured PIK Notes due 2014 (the “TerreStar Notes”) in a private offering in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act.

The net proceeds from the sale of the Notes, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by TerreStar, are expected to be approximately $485.5 million. The aggregate offering price of the TerreStar Notes was $500.0 million and the initial purchaser’s fees equaled $12.5 million.

TerreStar plans to use $72.0 million of net proceeds from the sale of the TerreStar Notes to repay certain indebtedness to Motient and the remainder for working capital and general corporate purposes, including the build out of its integrated satellite and terrestrial network.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the terms of the Purchase Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Purchase Agreement, dated February 8, 2007, by and among TerreStar Networks Inc. and JPMorgan Securities Inc., Lehman Brothers Inc. and UBS Securities LLC, as Representatives of the several initial purchasers listed in Schedule 1 thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

Dated: February 14, 2007	By:	/s/ Jeffrey W. Epstein
	Name:	Jeffrey W. Epstein
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Purchase Agreement, dated February 8, 2007, by and among TerreStar Networks Inc. and JPMorgan Securities Inc., Lehman Brothers Inc. and UBS Securities LLC, as Representatives of the several initial purchasers listed in Schedule 1 thereto